UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	March 14, 2017

Accelerate Diagnostics, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-31822	84-1072256
(Commission File Number)	(IRS Employer Identification No.)

3950 South Country Club, Suite 470, Tucson, Arizona	85714
(Address of principal executive offices)	(Zip Code)

(520) 365-3100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 14, 2017, the Board of Directors (the “Board”) of Accelerate Diagnostics, Inc. (the “Company”) increased the size of the Board to seven (7) members and elected Tom Brown as a director of the Company, effective immediately. The Board has not yet appointed Mr. Brown to any committees, though it may appoint him to one or more committees in the future. On March 15, 2017, the Company issued a press release announcing Mr. Brown’s appointment to the board, a copy of which is attached hereto as Exhibit 99.1 and is incorporated by reference.

Mr. Brown will receive the standard compensation for non-employee directors as described in the Company’s most recent proxy statement on Schedule 14A dated April 1, 2016.

Except as described above, Mr. Brown was not selected as a director of the Company pursuant to any arrangement or understanding between him and any other person.

Item 9.01	Financial Statements and Exhibits

 (d)           Exhibits.  The following material is filed as an exhibit to this Current Report on Form 8-K:

Exhibit
Number	Description

99.1	Press Release, dated March 15, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCELERATE DIAGNOSTICS, INC. (Registrant)

Date: March 20, 2017	/s/ Steve Reichling
Steve Reichling Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release, dated March 15, 2017